UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 30, 2012

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2012, the Compensation Committee of the Company’s Board of Directors established the Company’s 2012 annual cash bonus and equity incentive performance goals and long-term equity incentive performance goals for the executive officers of the Company.

The performance goals were developed by the Compensation Committee with the assistance of a nationally recognized consulting firm who, among other things, benchmarked compensation practices of companies in the Company’s peer group and advised the Compensation Committee on appropriate compensation guidelines.

Adoption of Annual Cash Bonus and Equity Incentive Performance Goals

The annual cash bonus and equity incentive awards will be based on the Compensation Committee’s analysis of the Company’s funds from operations (FFO) per share, same property change, total shareholder return, certain Company-wide strategic objectives and individual objectives established by the Compensation Committee for each executive officer.  In performing this analysis, the Compensation Committee will consider the Company’s financial and other performance, both on an absolute and relative basis, as well as general economic conditions in the Company’s markets and factors such as property acquisitions, dispositions, equity issuances, and debt financings during the year.

The annual cash bonus compensation that the Company’s named executive officers are eligible to receive are as follows:

	2012 Cash Bonus Compensation Estimated Future Payouts
Name	Threshold	Target	High
David H. Hoster II President and Chief Executive Officer	$284,500	$569,000	$853,500
N. Keith McKey Executive Vice President and Chief Financial Officer	$141,750	$283,500	$425,250
John F. Coleman Senior Vice President	$91,500	$183,000	$274,500
William D. Petsas Senior Vice President	$88,250	$176,500	$264,750
Brent W. Wood Senior Vice President	$90,000	$180,000	$270,000

The actual amount of the annual cash bonuses is subject to change, or elimination entirely, in the Compensation Committee’s discretion.

Annual equity incentive awards will be paid in stock that will vest 20% on the date of grant, which is expected to be in March, 2013, and generally will vest 20% on each of January 1, 2014, 2015, 2016 and 2017.  All awards of stock will be under and in accordance with the Company’s 2004 Equity Incentive Plan, as amended.  The stock awards will be based on a specified dollar amount divided by the closing price of the Company’s Common Stock for December 31, 2011.  The annual equity incentive awards that the Company’s named executive officers are eligible to receive for 2012 are as follows:

Name	2012 Annual Equity Incentive Awards Estimated Future Payouts (# of restricted shares)
	Threshold	Target	High
David H. Hoster II	6,543	13,086	19,629
N. Keith McKey	3,260	6,520	9,780
John F. Coleman	2,105	4,209	6,314
William D. Petsas	2,030	4,059	6,089
Brent W. Wood	2,070	4,140	6,210

The actual amount of the annual equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee’s discretion.

Adoption of Long-Term Equity Incentive Performance Goals

The long-term equity incentive awards will be based on the Compensation Committee’s analysis of the Company’s total stockholder return, both on an absolute basis for 2012 as well as a relative basis compared to the NAREIT Equity Index, NAREIT Industrial Index and Russell 2000 Index over the five year period ending December 31, 2012.

The long-term equity incentive awards will be paid in stock that will vest 25% on the date of grant, which is expected to be in March, 2013, and generally will vest 25% on each of January 1, 2014, 2015 and 2016.  All awards of stock will be under and in accordance with the Company’s 2004 Equity Incentive Plan, as amended.  The stock awards will be based on a specified dollar amount divided by the closing price of the Company’s Common Stock for December 31, 2011.  The long-term equity incentive awards that the Company’s named executive officers are eligible to receive for 2012 are as follows:

Name	2012 Long-Term Equity Incentive Awards Estimated Future Payouts (# of restricted shares)
	Threshold	Target	High
David H. Hoster II	6,543	13,086	19,629
N. Keith McKey	3,369	6,739	10,108
John F. Coleman	2,093	4,186	6,279
William D. Petsas	2,012	4,025	6,037
Brent W. Wood	2,070	4,140	6,210

The actual amount of the long-term equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee’s discretion.

Compensation Program for Non-Employee Directors

On May 30, 2012, the Compensation Committee of the Company’s Board of Directors approved a revised compensation program for the non-employee directors.  Under the director compensation program, each non-employee director will continue to be paid an annual cash retainer of $30,000 payable on a monthly basis.  The chairperson of the Audit Committee and Compensation Committee will receive an additional annual cash retainer in the amount of $15,000 and $10,000, respectively.  All other committee chairpersons will receive an additional $7,500 annual cash retainer and the Lead Director will receive an additional $10,000 annual cash retainer.

The director compensation program provides that each non-employee director will be paid $1,500 for each Board meeting attended.  Non-employee directors serving as members of Board committees will be paid $1,000 for each meeting attended.  In each case, the non-employee director will be reimbursed for his or her expenses in connection with attendance at each meeting.

The Board of Directors amended the 2005 Directors Equity Incentive Plan effective May 30, 2012.  Pursuant to that amendment, a copy of which is attached as Exhibit 10.1 and incorporated by reference, non-employee directors will receive an annual award under the 2005 Directors Equity Incentive Plan in connection with their election to the Board at the annual meeting of stockholders.  Beginning with the 2012 annual meeting, the annual award will consist of shares of the Company’s common stock with a value of $60,000 as of the date of grant.  Beginning with the 2013 annual meeting, the annual award will consist of shares of the Company’s common stock with a value of $70,000 as of the date of grant. Directors who are appointed to the Board outside of the annual meeting of stockholders will receive a pro rated amount of the annual award payable in cash.

The 2005 Directors Equity Incentive Plan also provides that each new non-employee director appointed or elected will receive an automatic award of restricted shares of Common Stock on the effective date of election or appointment equal to $25,000 divided by the fair market value of the Company’s Common Stock on such date.  These restricted shares will vest over a four-year period upon the performance of future service as a director, subject to certain exceptions.

Item 5.07  Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 30, 2012, the stockholders (i) elected the eight director nominees, (ii) approved, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year, and (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers for 2011.

The results of the voting for the eight director nominees were as follows:

Name	Affirmative	Withheld	Broker Non-Votes
D. Pike Aloian	22,445,936	221,084	2,810,472
H.C. Bailey, Jr.	22,168,602	498,418	2,810,472
Hayden C. Eaves, III	22,352,752	314,268	2,810,472
Fredric H. Gould	22,162,521	504,499	2,810,472
David H. Hoster II	22,474,535	192,485	2,810,472
Mary E. McCormick	22,638,275	28,745	2,810,472
David M. Osnos	22,443,829	223,191	2,810,472
Leland R. Speed	22,437,337	229,683	2,810,472

The results for the advisory vote for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
25,267,144	197,585	12,763	-

The results for the advisory vote on executive compensation for 2011 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
21,955,234	666,385	45,401	2,810,472

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

10.1           Amendment No. 4 to EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           June 1, 2012

EASTGROUP PROPERTIES, INC.
By:	/s/ N. KEITH MCKEY
N. Keith McKey
Executive Vice President, Chief Financial Officer, Secretary and Treasurer